Exhibit 3.3

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4298
(775) 684-5708 Website: www.nvsos.gov
                                                           Document Number
                                                           20110169083-01
                                                           Filing Date and Time:
                                                           03/07/2011 9:29 AM
                                                           Entity #
                                                           E0123942011-7


                            ARTICLES OF INCORPORATION
                              (PURSUANT TO NRS 78)

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1. Name of Corporation:                  CAMELOT CORPORATION

2. Commercial Registered Agent:          National Registered Agents Inc. of Nevada

3. Authorized Stock:                     Number of Shares with par value: 150000000
                                         Par value per share: $0.01
                                         Number of Shares without par value: 0

4. Name & Address of Board
   Of Directors/Trustees:                Jeffrey Rochlin
                                         17 Sutton Way
                                         Washington Twp, NJ 07676

5. Purpose:

6. Name, Address & Signature
   Of Incorporator:                      Kristen Baracy             /s/ Kristen Baracy
                                         730 W. Randolph St., Ste 6
                                         Chicago, IL  60661

7. Certificate of Acceptance
   Of Appointment of Resident
   Agent:                                I hereby accept appointment as Resident Agent
                                         for the above named corporation.

                                         /s/ National Registered Agents, Inc. of Nevada       3/07/11
                                                Authorized Signature of R.A.                    Date
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